UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2014

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-54885	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 North Russell Street Portland, Oregon	97227
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  877-798-8326

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2014, effective September 2, 2014, we entered into an employment agreement with Jameel Vaghela to act as our Chief Financial Officer. Effective September 2, 2014, Jim Nowodworski has resigned as our Chief Financial Officer. Mr. Nowodworski’s departure was not as a result of a disagreement with our company on any matter relating to our operations, policies or practice.

In consideration for acting as our Chief Financial Officer, we will pay Mr. Vaghela the following compensation:

(a)	an annual salary of US $108,000;

(b)	eligibility to participate in our bonus and other incentive compensations plans and programs for our senior employees; and

(c)	a grant of 300,000 options, which will vest as detailed in the employment agreement.

For a complete description of all of the terms and conditions of the agreement please refer to the employment agreement which is filed as exhibit 10.1 to this current report on Form 8-K.

On August 20, 2014, we entered into an employment agreement with Manfred Vollmer to act as our Chief Operating Officer. In consideration for acting as our Chief Operating Officer, we will pay Mr. Vollmer the following compensation:

(a)	an annual salary of US $150,000;

(b)	eligibility to participate in our bonus and other incentive compensations plans and programs for our senior employees; and

(c)	a grant of 1,100,000 options, which will vest as detailed in the employment agreement.

For a complete description of all of the terms and conditions of the agreement please refer to the employment agreement which is filed as exhibit 10.2 to this current report on Form 8-K.

Biography

Mr. Vollmer’s was previously President of Institute B Management from October 2010 to June 2014. From June 2007 to April 2010, Mr. Vollmer was Manager Retail Ops for VANOC. From July 2004 to September 2006 he was Director Store Development at Lululemon Athletica Inc.

Mr. Vahghela was previously Finance Manager – Aviation at G4S Secure Solutions (Canada) Ltd. from March 2012 to the present. He was previously Senior Associate at PwC LLP from January 2011 to January 2012 and a staff accountant from January 2008 to April 2010 at KPMG.

Family Relationships

There are no family relationships between Mr. Vaghela and Mr. Vollmer and our board of directors.

Certain Related Transactions and Relationships

Since our the beginning of our fiscal year ended December 31, 2013, we have not been a party to any transaction, proposed transaction, or series of transactions in which Mr. Vaghela and Mr. Vollmer or any member of the immediate family Mr. Vaghela and Mr. Vollmer has had or will have a direct or indirect material interest.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information required by this item is included under Item 1.01 of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement dated August 22, 2014 between Respect Your Universe, Inc. and Jameel Vaghela
10.2 Employment Agreement dated August 20, 2014 between Respect Your Universe, Inc. and Manfred Vollmer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Respect Your Universe, Inc.

Dated:	August 25, 2014

By:	/s/ Marcello Leone
Marcello Leone
Chief Financial Officer, President and Director